UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007
SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement
On May 16, 2007, Sonoco Products Company signed a definitive agreement to acquire privately held Matrix Packaging, Inc. (Matrix), a leading manufacturer of custom designed blow molded rigid plastic containers and injected molded products, for an all-cash purchase price of approximately $210 million.
Matrix, headquartered in Mississauga, Ontario, Canada, operates a total of six manufacturing facilities in the United States and Canada and employs approximately 860 workers. Matrix utilizes technologically advanced rigid plastic packaging equipment, including extrusion blow molding, injection stretch blow molding and injection molding capable of producing mono-layer and multi-layer rigid plastic containers utilizing a number of plastic materials. The company manufactures a variety of custom-designed and stock containers and closures for multi-national consumer product goods companies serving the personal care, household chemicals, automotive, pharmaceutical and other markets. In addition, Matrix provides full-service decorating and component assembly capabilities including silk-screen printing, pressure sensitive and heat transfer labeling.
The acquisition, which is subject to regulatory approval, is expected to be modestly accretive in 2007 and is expected to generate sales on an annualized basis of approximately $140 million in Sonoco’s consumer packaging segment. The transaction is expected to be closed by the end of June 2007.
Sonoco intends to fund this acquisition through a combination of cash on hand and additional debt.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “anticipate,” “objective,” “goal,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding adequacy of cash flows, anticipated amounts and uses of cash flows, financial strategies and the results expected from them, continued payments of dividends, stock repurchases and producing improvements in earnings.
These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.
The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its Web site, http://www.sec.gov, the Company’s investor relations department and the Company’s Web site, http://www.sonoco.com.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY
Date: May 21, 2007	By:	/s/ C.J. Hupfer
C.J. Hupfer
Senior Vice President and Chief Financial Officer

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